  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  JULY 15, 2004

COMMISSION FILE NO.:  000-31631

TRANS MAX TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA (STATE OR OTHER JURISDICTION OF INCORPORATION)	42-1599830 (IRS EMPLOYER IDENTIFICATION NO.)

7473 WEST LAKE MEAD BOULEVARD, LAS VEGAS, NEVADA 89128
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 382-3377
(ISSUER TELEPHONE NUMBER)

PERMA TUNE ELECTRONICS, INC.
(FORMER NAME)

200 TRADE ZONE DRIVE, RONKONKOMA, NEW YORK 11779
(FORMER ADDRESS)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On July 15, 2004 Trans Max Technologies, Inc., the Registrant, acquired 100% of the issue and outstanding shares of the common stock of Bogner Industries, Inc., a New York corporation (“Bogner”), in exchange for 31,200,000 shares of common stock of the Registrant. A copy of the Stock Purchase Agreement executed as of July 15, 2004 is attached hereto. Accordingly, the Registrant issued two stock certificates to Erwin Bogner and Ruediger Albrecht for 15,600,000 shares each. The certificates shall bear the appropriate 2-year restrictive legend.

Also effective on July 15, 2004, the Registrant entered into Employment Agreements with Erwin Bogner as President of Bogner and Reudiger Albrecht as Vice President of Bogner. The Employment Agreements are for a term of 18 months commencing July 15, 2004 and are renewable upon the mutual agreement of the parties to each Employment Agreement. Each of the Employment Agreements provides for an annual base salary of $125,000 including a monthly car allowance of $1,500 together with bonuses of (1) 7% of Bogner’s net income to be guaranteed and paid quarterly (excluding all loans and/or old charges not related to the new business) and (2) 17.5% of the increased value of Bogner’s net book value to be guaranteed and paid after 12 months based on independent evaluation paid in cash or stock of the Registrant at the Registrant’s option.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                Trans Max Technologies, Inc.

August 11, 2004                                       By:/s/ Raymond Brouzes
                                                                          Raymond Brouzes, President